                                                               EXHIBIT 10.3.19

                  NISSAN CONTIGUOUS MARKET OWNERSHIP ADDENDUM
                  -------------------------------------------

This Nissan Contiguous Market Ownership Addendum (the "CMO Agreement") is entered into this 30th day of JUNE, 1997, by and among Nissan Motor Corporation in U.S.A. ("Nissan"), Thomas A. Price ("Dealer Principal" or "Price"), FAA Concord N, Inc., ("Concord Nissan" or "Dealer"), and FirstAmerica Automotive, Inc., ("FAA").

                                   RECITALS
                                   --------

WHEREAS, Nissan, FAA and Dealer desire to create a Contiguous Market Ownership Area in the San Francisco Bay Area, (the "East Bay CMO");

WHEREAS, Nissan, FAA and Dealer commit to develop and execute a Market Area Plan that describes how Dealer will develop the East Bay CMO through the provision or establishment of Dealership Facilities;

WHEREAS, Nissan, FAA and Dealer also commit to develop and execute a Business Plan that describes how Dealer will fulfill its sales, service, customer relations and other commitments hereunder, including heightened performance standards that Dealer commits to meet;

WHEREAS, Dealer commits to operate in accordance with the Market Area Plan and the Business Plan;

WHEREAS, Nissan, Price, FAA and Dealer acknowledge that this CMO Agreement forges a new collaborative relationship in the automotive industry that is uniquely and mutually beneficial to the parties, was negotiated by them in the spirit of cooperation, and does not adversely affect their existing rights and responsibilities;

WHEREAS, Price, FAA and Dealer, in exchange for the opportunities and other consideration specified herein, agree to assume the obligations set forth herein; and

NOW, THEREFORE, in consideration of the agreements and mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------

1.   THE CMO AGREEMENT
     -----------------

     The CMO Agreement supplements the Nissan Dealer Sales and Service Agreement between Nissan and Dealer (the "Dealer Agreement"), including the Standard Provisions thereto (the "Standard Provisions"). To the extent that the CMO Agreement conflicts with the Dealer Agreement, the CMO Agreement controls and shall govern the relationship between the parties. Subject to such conflicts and except as otherwise provided herein, the Dealer Agreement survives the execution of the CMO Agreement and remains in full force and effect.

2.   DEFINITIONS
     -----------

     The parties agree that the following terms, as used in the CMO Agreement, shall be defined exclusively as set forth below.

          A. "NISSAN VEHICLES" shall mean Nissan Cars and Nissan Trucks as well as "near-new" Nissan Vehicles of the current and three prior model years.

          B. "NISSAN PRODUCTS" shall mean Nissan Vehicles, Genuine Parts and Accessories, Nissan Security + Plus and such other products and services offered by Nissan to Dealer and designated by Nissan as a Nissan Product.

          C. "PRIMARY MARKET AREA" shall mean the East Bay CMO, which shall consist of the entire geographic area that is designated from time to time as the area of Dealer's sales and service responsibility for Nissan Products in a Notice of Primary Market Area issued by Nissan to Dealer. Nissan reserves the right, in its reasonable discretion, to issue a new, superseding "Notice of Primary Market Area" to Dealer from time to time.

          D. "EXECUTIVE MANAGER" shall mean the person named as Executive Manager in the Final Paragraph of the Dealer Agreement upon whose personal qualifications, expertise, reputation, integrity, experience, ability and representations that he or she shall devote his or her efforts to and have full managerial authority and responsibility for the day-to-day management and performance of Dealer throughout the East Bay CMO, or with Nissan's consent, any contiguous CMO(s), including but not limited to the supervision of all Location Managers, which Nissan has relied in entering into the CMO Agreement.

          E. "LOCATION MANAGER" shall mean the persons named as Location Managers in the Location Manager Addendum to the CMO Agreement upon whose personal qualifications, expertise, reputation, integrity, experience, ability and representations that he or she shall devote his or her full-time efforts to and have managerial authority and responsibility for the day-to-day management and performance of Dealer at a particular Dealership Facility, Nissan has relied in entering into the CMO Agreement.

          F. "MARKET AREA PLAN" shall mean the written plan prepared and executed by the parties that describes the number, location, type, size and opening date of the Dealership Facilities to be provided by Dealer hereunder.

          G. "BUSINESS PLAN" shall mean the written plan prepared and executed by the parties that contains Dealer's plan and commitment to develop its business throughout the East Bay CMO, including but not limited to its plan and commitment with respect to organizational, operational, financial, succession and other issues, and certain standards on which its performance hereunder will be evaluated.

          H. "Dealership Facilities" shall mean the land areas at each Dealership Location and the buildings and improvements erected thereon provided by Dealer in accordance with Section 2 of the Standard Provisions and the Market Area Plan.

3.   TERM
     ----

     This Agreement and the Dealer Agreement shall have a renewable term commencing on its effective date and continuing for a term of five years unless terminated earlier in accordance with Section 12 of the Standard Provisions or the CMO Agreement.

4.   DEALERSHIP LOCATION AND DEALERSHIP FACILITIES
     ---------------------------------------------

     A.   DEALERSHIP FACILITIES
          ---------------------

          In accordance with the Market Area Plan, FAA and Dealer shall provide Dealership Facilities at each Dealership Location that are satisfactory in space, appearance, usage, layout and signage; and otherwise are substantially in accordance with the Guides therefor established by Nissan from time to time. Dealer shall conduct its Dealership Operations only from the Dealership Locations specified in the Dealership Facilities Addendum and shall use each such place of business only for the purposes specified therefor in the Dealership Facilities Addendum. Where applicable, Dealer shall establish additional Dealership Facilities in the time, place and manner agreed to by Dealer and Nissan in the Market Area Plan. Dealer agrees that the Dealership Facilities shall have a consistent image, appearance and name.

     B.   DEALERSHIP FACILITIES ADDENDUM
          ------------------------------

          FAA, Dealer and Nissan shall execute a Dealership Facilities Addendum which will include a description of each Dealership Location and each Dealership Facility as well as the approved use for each such place of business and facility.

     C.   EXCLUSIVE NISSAN OPERATIONS
          ---------------------------

          FAA and Dealer agree that each Dealership Facility and Dealership Location shall be dedicated to the promotion of Nissan Products and devoted exclusively to the conduct of Nissan sales, service, parts and/or other operations as specified in the Dealership Facilities Addendum. Dealer shall not conduct any sales, service, parts and/or other operations for any other new line-make of vehicles at any of the Dealership Facilities or Dealership Locations.

     D.   EAST BAY CMO OBLIGATIONS
          ------------------------

          FAA shall develop, and Dealer shall devote its full efforts to developing the East Bay CMO. Consequently, Dealer agrees that it will not engage, either directly or indirectly, in any of the activities contemplated by the CMO Agreement from facilities or locations outside of the East Bay CMO. If Dealer fails to develop the

          East Bay CMO according to its Market Area Plan or to implement the plans or meet the performance standards established in the Business Plan, then Nissan, will provide written notice specifying the default and a reasonable period of at least 45 days within which to cure the default. Should the 45 day cure period expire without material remedy of the breach, Nissan may (i) terminate the CMO Agreement under Paragraph 11 hereof, (ii) restructure the East Bay CMO and reassign to other Authorized Nissan Dealers any areas necessary to achieve the maximum potential development of the East Bay CMO, or (iii) exercise its option to purchase under Paragraph 10.C hereof.

5.   MARKET AREA PLAN
     ----------------

     FAA, Dealer and Nissan shall execute A Market Area Plan that describes how Dealer will develop its Primary Market Area through the provision or establishment of Dealership Facilities. The Market Area Plan is an essential part of the CMO Agreement.

     A.   MARKET AREA DEVELOPMENT
          -----------------------

          FAA and Dealer agree to develop its Primary Market Area according to the Market Area Plan, which shall include a detailed description of the number, location, type, size, usage and opening date of the Dealership Facilities to be provided.

     B.   PLAN MODIFICATIONS
          ------------------

          The Market Area Plan may be modified only if Nissan, FAA and Dealer agree that a material change in marketing conditions warrants the proposed modification.

     C.   MARKET STUDIES
          --------------

          The parties agree that although Nissan may continue to perform market studies of the Primary Market Area and any contiguous market areas, or any portion thereof pursuant to Section 4.A of the Standard Provisions, they will base the Market Area Plan on their collaborative review and analysis of all relevant data, including such market studies. Section 4.B of the Standard Provisions is hereby deleted in its entirety.

     D.   WAIVER OF CLAIMS BASED ON NISSAN'S ACTIONS OUTSIDE THE PRIMARY MARKET
          ---------------------------------------------------------------------
          AREA
          ----

          Nissan agrees that in taking action outside the Primary Market Area, it will consider the impact of such action on Dealer's investment in and plans for the Primary Market Area. Dealer agrees not to initiate or prosecute any judicial, administrative or governmental proceeding with respect to Nissan's actions outside the Primary Market Area, including but not limited to its appointment or relocation of any other Authorized Nissan Dealer.

6.   BUSINESS PLAN
     -------------

     FAA, Dealer and Nissan shall execute a Business Plan in the form specified in the Business Planning Process Workbook that describes how Dealer will fulfill its sales, service, customer relations, marketing and other commitments hereunder. The Business Plan is an essential part of the CMO Agreement.

     A.   BUSINESS PLANNING
          -----------------

          The Business Plan shall include the following elements:

          i. a statement of Dealer's legal and financial structure, including capitalization, line of credit and equity ownership;

          ii. the sales, service, customer relations, marketing and other standards on which Dealer's performance will be evaluated, which standards Dealer acknowledges and agrees will be higher than those established for Authorized Nissan Dealers that are not responsible for a CMO;

          iii. a detailed organizational structure and staffing plans, including the number of certified sales, service and parts managers, sales personnel, and technicians that shall be provided for the East Bay CMO;

          iv. specific plans for maximizing owner loyalty and customer satisfaction, including hours of operation and customer convenience systems;

          v. advertising, merchandising, marketing and community relations plans;

          vi. successorship, including the identity of the proposed successors to Dealer, Dealer Principal and/or Executive Manager; and

          vii. other standards or plans as agreed by Nissan, FAA and Dealer.

     B.   OPERATIONS
          ----------

          Dealer shall operate in accordance with the Business Plan and shall actively and effectively promote the sale of Nissan Products to customers located throughout the Primary Market Area. In particular, Dealer shall implement the plans and meet the performance standards established in the Business Plan.

     C.   ANNUAL BUSINESS PLAN REVIEW
          ---------------------------

          Dealer shall review and update its Business Plan annually, or more often if needed, and submit it to Nissan for joint review. Updated Plans will include a performance evaluation and any proposed modifications to the prior year's plan. If Nissan,

          FAA and Dealer agree that changes to the proposed Plan are necessary, Dealer will make such changes and resubmit its Plan.

               I.   PERFORMANCE EVALUATION
                    ----------------------

               Dealer's performance of its obligations is essential to the effective representation of Nissan Products, and to the reputation and goodwill of Nissan, in the East Bay CMO. Therefore, Dealer agrees to review its performance against the prior year's Business Plan in its updated Business Plan. Nissan, FAA and Dealer will use this analysis as a basis for jointly evaluating Dealer's performance so that any necessary improvements can be made. In evaluating Dealer's sales performance, in addition to those factors established in the Standard Provisions, Nissan will give consideration to: (a) sales volume or market share objectives for Nissan Products set by the parties, and (b) sales and market penetration achieved by Dealer in each of the various segments in which Nissan Vehicles compete.

               II.  PLAN MODIFICATIONS
                    ------------------

               Plans for operations are subject to update, but modifications can be implemented only if Nissan, FAA and Dealer agree thereto.

7.   OTHER DEALER RESPONSIBILITIES
     -----------------------------

     A.   FINANCIAL AND OPERATIONAL REPORTING
          -----------------------------------

          Dealer shall provide to Nissan financial statements and sales reports pursuant to Section 6.G of the Standard Provisions for each Dealership Facility and for Dealer for the entire Primary Market Area. Dealer shall furnish to Nissan annual certified financial statements for Dealer or for the entity that owns Dealer and shall otherwise disclose to Nissan in a format reasonably satisfactory to Nissan the financial and operational results of Dealer's Nissan business.

     B.   DISCLOSURE OF FINANCIAL INFORMATION TO AFFILIATED COMPANIES
          -----------------------------------------------------------

          Nissan shall be entitled to disclose to and receive from affiliated companies, including but not limited to Nissan Motor Acceptance Corporation, all financial statements and reports provided by Dealer under the CMO Agreement and/or the Dealer Agreement or otherwise relating to Dealership Operations.

     C.   DEALER'S LOAN ARRANGEMENTS FOR REAL PROPERTY
          --------------------------------------------

          Dealer's loan arrangements for its Dealership Facilities and/or Dealership Locations shall grant to Nissan the right to notice of and a reasonable opportunity to cure any default thereunder as well as the right to take possession of such real property upon such cure, and shall otherwise be satisfactory in form to Nissan.

8.   NISSAN CAR AND NISSAN TRUCK ALLOCATIONS
     ---------------------------------------

     Nissan's allocation of Nissan Cars and Nissan Trucks to Dealer shall be based on the entire Primary Market Area in accordance with the procedures established therefor by Nissan.

9.   TRANSFERS
     ---------

     A.   SALE OF EAST BAY CMO DEALERSHIP
          -------------------------------

          In view of the efforts and resources that Nissan has expended in order to establish the East Bay CMO, if Dealer proposes to sell certain assets or Dealership Facilities, Nissan in its sole discretion may require that Dealer sell all or none of such assets or Dealership Facilities to the proposed buyer.

     B.   QUALIFICATIONS OF PROPOSED DEALER PRINCIPAL
          -------------------------------------------

          FAA and Dealer acknowledge and agree that, in view of the increased responsibilities that Price has assumed as the principal of Dealer for the East Bay CMO, Nissan has and will apply heightened standards with respect to the personal, business and financial qualifications, expertise, reputation, integrity, experience and ability of a proposed Dealer Principal.

     C.   SUCCESSORSHIP
          -------------

          Section 14 of the Standard Provisions is hereby deleted in its entirety. The parties shall address successorship in the Business Plan prepared pursuant to Paragraph 6 hereof. Dealer shall identify the proposed successor to Dealer, Dealer Principal and/or Executive Manager in its successorship plan and shall provide such documents and information as Nissan may reasonably require in evaluating such plans. Nissan shall evaluate such plan and approve it only if it meets the heightened standards applied by Nissan in connection with Nissan Contiguous Market Ownership Agreements. Subject to Paragraph 10 hereof the parties agree that if for any reason Dealer is unable to implement its successorship plan upon the death or physical or mental incapacity of Dealer Principal, then Dealer shall be given a reasonable period of time not to exceed six (6) months in which to transfer to person(s) acceptable to Nissan the principal assets of Dealer utilized in the dealership business, including but not limited to the Dealership Facilities, and for such person(s) to apply for a Nissan Dealer Sales and Service Agreement and, if applicable, a Nissan Contiguous Market Ownership Agreement.

     D.   DEALER'S OBLIGATION TO REPAY FINANCIAL INTERVENTION FUNDING UPON
          ----------------------------------------------------------------
          PUBLIC OFFERINGS
          ----------------

          If Nissan has furnished financial intervention funding to FAA and/or Dealer in connection with the establishment or development of the East Bay CMO, then, upon the completion of any public offering of FAA and/or Dealer's stock or other ownership interest, upon Nissan's demand, Dealer shall repay to Nissan the full amount of such funding.

10.  RIGHTS OF FIRST REFUSAL OR OPTION TO PURCHASE
     ---------------------------------------------

     A.   DEALERSHIP ASSETS OR OWNERSHIP INTERESTS
          ----------------------------------------

          Whenever Dealer proposes to sell its principal assets or the owners of Dealer propose to sell a majority ownership interest in Dealer, in addition to its rights under Articles Third and Fourth of the Dealer Agreement and Section 15.B of the Standard Provisions, Nissan shall have the right and option to purchase the dealership assets or ownership interests pursuant to this Paragraph 10.

          i. If Nissan chooses to exercise its option, it must do so in its written refusal to consent to the proposed sale or transfer pursuant to Section 15.B. Dealer agrees not to complete any proposed change or sale prior to the expiration of the period for exercise of Nissan's option and without Nissan's prior written consent. Such exercise shall be null and void if Dealer withdraws its proposal within thirty (30) days following Dealer's receipt of Nissan's notice exercising its option.

          ii. After being exercised, Nissan's option may be assigned to any party, and Nissan hereby agrees to guarantee the full payment of the purchase price by such assignee. Nissan's rights under this Paragraph 10 shall be binding on and enforceable against any assignee or successor in interest of Dealer or purchaser of Dealer's assets. Nissan shall have no obligation to exercise its rights hereunder.

          iii. If Dealer has entered into a bona fide written buy/sell agreement respecting its Nissan dealership, Nissan's right under this Paragraph 10 shall be a right of first refusal, enabling Nissan to assume the prospective purchaser's rights and obligations under such buy/sell agreement. The purchase price and other terms of sale shall be those set forth in such agreement and any related documents. Nissan may request, FAA and Dealer agrees to provide all other documents relating to Dealer and to the proposed transfer, including, but not limited to, those reflecting any other agreements or understandings between the parties to the buy/sell agreement. Nissan shall have sixty (60) days from its receipt of all such documents in which to exercise its right of first refusal hereunder. If Dealer refuses either to provide such documentation or to state in writing that no such documents exist, it shall be presumed that the agreement is not bona fide.

          iv. In the absence of a bona fide written buy/sell agreement, Nissan shall have the option, but no obligation, under this Paragraph 10 to purchase the principal assets of Dealer utilized in the Dealership Operations, including real property and leasehold interest, and to terminate this Agreement and all rights granted Dealer hereunder. If the Dealership Facilities are leased by Dealer from an affiliated company, the right to purchase the principal assets of Dealer shall include the right to lease the Dealership Facilities. The purchase price of Dealer's assets shall be at their fair market value as a going concern as negotiated by the parties and the other terms of sale shall be those agreed by Dealer and Nissan. If Dealer and Nissan are unable to reach a negotiated settlement in a reasonable time, the price and other terms of sale shall be established by arbitration pursuant to the Dispute Resolution Process established in Paragraph 12 hereof. If Nissan determines that the buy/sell agreement is not bona fide, Nissan will so notify Dealer. Dealer shall have ten (10) days from its receipt of such notice within which to withdraw its proposal. Nissan's exercise of its rights hereunder shall be null and void if Dealer withdraws its proposal within such time period.

          v. Dealer shall transfer the affected property free and clear of liens, claims, mortgages, encumbrances, tenancies and occupancies. Dealer shall also furnish to Nissan copies of any easements, licenses, or other documents affecting the dealership and/or property and shall assign any permits or licenses which are necessary for the conduct of the Dealership Operations.

     B.   REAL PROPERTY
          -------------

          Whenever Dealer proposes to sell or lease any of its Dealership Facilities and/or Dealership Locations, in addition to its rights under Article Third and Fourth of the Dealer Agreement and Section 15.B of the Standard Provisions, Nissan shall have the right and option to purchase or lease said Dealership Facilities and/or Dealership Locations pursuant to this Paragraph 10.B.

          i) If Nissan chooses to exercise its right of first refusal, it must do so by written notice delivered to Dealer within sixty (60) days of Nissan's receipt of notice of the proposed sale or lease by Dealer. Dealer agrees not to complete any proposed sale or lease prior to the expiration of the period for exercise of Nissan's right of first refusal and without Nissan's prior written consent, and agrees to allow Nissan to perform an environmental study of the property. Dealer also agrees to furnish to Nissan copies of any easements, licenses, environmental studies or other documents affecting the property Such exercise shall be null and void if Dealer withdraws its sale or lease proposal within thirty (30) days following Dealer's receipt of Nissan's notice exercising its right of first refusal.

          ii) After being exercised, Nissan's right to purchase or lease may be assigned to any party, and Nissan hereby agrees to guarantee the full payment of the purchase price or the rental payment by such assignee. Nissan's rights under this Paragraph 10.B shall be binding on and enforceable against any assignee or successor in interest of Dealer or purchaser of Dealer's assets. Nissan shall have no obligation to exercise its rights hereunder, and Seller may rescind its offer if the property is determined to be contaminated pursuant to an environmental study. Such contamination shall be deemed a breach of this agreement by dealer.

          iii) Dealer shall transfer the affected property by Warranty Deed conveying marketable title free and clear of liens, claims, mortgages, encumbrances, tenancies and occupancies, or, if applicable, by an assignment of any existing lease. The Warranty Deed shall be in proper form for recording. Dealer shall deliver complete possession of the property at the time of delivery of the Deed or lease assignment. Dealer shall also assign any permit or licenses which are necessary for the conduct of the Dealership Operations.

          iv) In addition to any other rights Nissan may have at law, in equity or hereunder, any sale or lease of the Dealership Facilities and/or the Dealership Locations in violation of this right of first refusal shall be voidable by Nissan.

     C.   OPTION TO PURCHASE
          ------------------

          If the CMO Agreement or the Dealer Agreement is to expire or be terminated for any reason, including but not limited to the death or physical or mental incapacity, without replacement in accordance with
          Section 9.C. hereinabove, of Dealer Principal, Nissan has the option to purchase the principal assets of Dealer utilized in the dealership business, including such real property as Nissan in its sole discretion may elect to purchase, and cancel the CMO Agreement and the Dealer Agreement and all rights granted Dealer thereunder. The purchase price of the dealership assets and real property and other terms will be determined by agreement between the parties or, if the parties are unable to reach agreement in a reasonable time, by arbitration pursuant to the Dispute Resolution Process established in Paragraph 12 hereof. Nissan must advise Dealer of its intent to exercise this option within 30 days prior to the expiration of the CMO Agreement and/or the Dealer Agreement or within 30 days after one party notifies the other of its intent to terminate the CMO Agreement and/or the Dealer Agreement. Nissan may assign its right to exercise its option to purchase under this Paragraph 10.C to any third party.

11.  TERMINATION
     -----------

     A.   TERMINATION DUE TO ACTS OR EVENTS
          ---------------------------------

          The following represent events which are within the control of or originate from actions taken by Dealer or its management or owners and which are so contrary to the intent and purpose of the CMO Agreement that they warrant its termination and the termination of the Dealer
          Agreement:

          (i)    Any conduct that warrants the termination of the Dealer
                 Agreement;

          (ii)   The termination of the Dealer Agreement;

          (iii) The failure of Dealer to maintain at all times exclusive Nissan sales, service, parts and/or other operations at the Dealership Facilities and the Dealership Locations; or

          (iv) Any actual or attempted sale or transfer of stock or any other ownership interest in Dealer by way of a public offering without Nissan's prior written consent;

          Upon the occurrence of any of the foregoing events, Nissan may terminate the CMO Agreement by giving Dealer notice thereof, such termination to be effective upon the date specified in such notice, or such later date as may be required by any applicable statute.

     B.   TERMINATION FOR NON-PERFORMANCE
          -------------------------------

          If, based on the evaluation thereof made by Nissan, Dealer shall fail to substantially fulfill its responsibilities with respect to:

          (i) the development of the East Bay CMO according to the Market Area Plan;

          (ii) the implementation of the plans set forth in the Business Plan, including but not limited to any deviation therefrom; or

          (iii) the performance of its sales, service, customer relations or other obligations based on the standards established therefor in the Business Plan;

          Nissan will notify Dealer of such failure and will review with Dealer the nature and extent of such failure and the reasons which, in Nissan's or Dealer's opinion, account for such failure. Thereafter, Nissan will provide Dealer with a reasonable opportunity to correct the failure. If Dealer fails to make substantial progress towards remedying such failure before the expiration of such period, Nissan, may, direct Dealer to transfer its rights and obligations under this Agreement to another entity, acceptable to Nissan, within a reasonable time. Should Dealer fail to do so

          Nissan may (a) terminate this Agreement by giving Dealer notice of termination, such termination to be effective at least sixty (60) days after such notice is given, (b) exercise its option to purchase the principal assets of Dealer utilized in the business, including such real property as Nissan in its sole discretion may elect to purchase, and cancel the CMO Agreement and the Dealer Agreement pursuant to Paragraph 10.C hereof, or (c) restructure the East Bay CMO and reassign to other Authorized Nissan Dealers any areas necessary to achieve the maximum potential development of the East Bay CMO.

12.  DISPUTE RESOLUTION PROCESS
     --------------------------

     A.   EXCLUSIVE REMEDY
          ----------------

          The parties acknowledge that, at the state and federal levels, various courts and agencies would, in the absence of this Paragraph 12, be available to them to resolve claims or controversies which might arise between them. The parties agree that it is inconsistent with their relationship for either to use courts or governmental agencies to resolve such claims or controversies.

          THEREFORE, CONSISTENT WITH THE PROVISIONS OF THE UNITED STATES ARBITRATION ACT (9 U.S.C. (S)(S) 1 et seq.), NISSAN AND DEALER AGREE THAT THE DISPUTE RESOLUTION PROCESS OUTLINED IN THIS PARAGRAPH 12, WHICH INCLUDES BINDING ARBITRATION, SHALL BE THE EXCLUSIVE MECHANISM FOR RESOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR TO THE RELATIONSHIP BETWEEN THE PARTIES, INCLUDING BUT NOT LIMITED TO CLAIMS UNDER ANY STATE OR FEDERAL STATUTES (hereinafter "Disputes").

          There are two steps in the Dispute Resolution Process: a) Mediation, and b) Binding Arbitration. All Disputes must first be submitted to Mediation, unless that step is waived by written agreement of the parties. If Mediation does not resolve the Dispute to their mutual satisfaction, the Dealer or Nissan can submit the Dispute to Binding Arbitration.

          Section 16 of the Standard Provisions is deleted in its entirety.

     B.   MEDIATION
          ---------

          Dealer or Nissan can submit a Dispute to Mediation. Mediation is conducted by a panel consisting of a Nissan representative designated by Nissan, a Dealer representative designated by Dealer, and an independent professional mediator chosen by the parties' representatives. The Mediation Panel will evaluate each position and recommend a solution. This recommended solution is not binding.

     C.   BINDING ARBITRATION
          -------------------

          If a dispute has not been resolved after Mediation, or if Dealer and Nissan have agreed in writing to waive Mediation, the Dispute will be settled by Binding Arbitration. SPECIFICALLY, THE PARTIES AGREE TO RESOLVE ALL SUCH DISPUTES BY BINDING ARBITRATION CONDUCTED IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION PROCEDURES OF THE AMERICAN ARBITRATION ASSOCIATION, WITH THE PREVAILING PARTY TO RECOVER ITS COSTS AND ATTORNEY'S FEES FROM THE OTHER PARTY. ALL ARBITRATION AWARDS ARE BINDING AND NON-APPEALABLE, EXCEPT AS OTHERWISE PROVIDED IN THE UNITED STATES ARBITRATION ACT. JUDGMENT UPON ANY SUCH AWARD MAY BE ENTERED AND ENFORCED IN ANY COURT HAVING JURISDICTION.

13.  RELEASE
     -------

     Dealer hereby releases Nissan from any and all claims and causes of action that it may have against Nissan for money damages or other relief relating to or arising out of any event occurring prior to the execution of the CMO Agreement, except for any accounts payable by Nissan to Dealer in connection with the provision of any services under the Dealer Agreement and any claim described in Section 11.A.1 and .2 of the Standard Provisions. In connection with this release, Dealer expressly acknowledges and waives its rights under California Civil Code, Section 1542, which provides:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

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

FAA CONCORD N, INC.                       NISSAN MOTOR CORPORATION U.S.A.



By: /s/ Thomas A. Price,                  By: /s/ Thomas H. Eastwood,
    ----------------------------              ----------------------------------
Thomas A. Price, President                    Thomas H. Eastwood, Vice President


                                          By: /s/ Jules Clavadetscher
                                              ----------------------------------
                                                  Jules Clavadetscher

                                                  Regional Vice President

Acknowledged and Concur:

FirstAmerica Automotive, Inc.


By: /s/ Thomas A. Price,
   -----------------------------
     Thomas A. Price, President

     President and CEO

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